Exhibit 99.1

Rex Energy Reports First Quarter Operational and Financial Results

•	Production of 196.2 MMcfe/d, a 61% increase year-over-year

•	Cash G&A from continuing operations decreased by 11% from fourth quarter 2014

•	Liquids production of 11.4 Mboe/d, a 84% increase year-over-year

•	Last 18 Marcellus, Upper Devonian Burkett and Ohio Utica wells completed with higher sand concentrations continue to meet or exceed respective type curves

•	Increasing full year 2015 production guidance due to increased performance from recently completed wells with higher sand concentrations

•	Completed four-well Renick pad in Moraine East

•	Recently entered into two LNG supply agreements to transport gas to the Gulf Coast

STATE COLLEGE, Pa., May 5, 2015 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) announced its first quarter 2015 operational and financial results.

“Through sharp focus on the technical side, the Rex Energy team continues to improve operational performance while maintaining financial discipline,” said Tom Stabley, Chief Executive Officer of Rex Energy. “We’ve enhanced completion designs, increased sand concentration, and realized drilling and service efficiencies to improve well performance, and increase IP rates and EURs. With these enhancements and our current CAPEX budget, we expect to grow 2015 production by approximately 25%.

“Pricing continues to be pressured, but we are navigating this lower commodity price cycle by selectively deploying capital on higher return projects and actively managing our hedge book,” Mr. Stabley continued. “I’m also pleased to report that we’ve secured access to additional gas markets in the Gulf Coast through new firm transportation and marketing arrangements. These arrangements, which are expected to commence in late 2016, will support our development of Moraine East and strengthen our marketing options for the Butler Operated Area. They are important components of our strategy to build a diversified portfolio for our natural gas markets – both from a geographic and price sensitivity perspective.”

First Quarter Financial Results

Operating revenues from continuing operations for the three months ended March 31, 2015 were $54.1 million. Commodity revenues, including settlements from derivatives, were $64.7 million with commodity revenues from oil and natural gas liquids (NGLs), including settlements from derivatives, representing 48% of total commodity revenues for the three months ended March 31, 2015.

Including the effects of cash settled basis differential derivatives, the company’s basis differential for its Appalachian Basin assets averaged approximately ($0.49) off the average Henry Hub settlement price of $2.98 for the three months ended March 31, 2015.

LOE from continuing operations was $29.1 million, or $1.65 Mcfe for the first quarter of 2015, a 9% decrease from the first quarter of 2014. Cash G&A expenses from continuing operations, a non-GAAP measure, were $6.7 million for the first quarter of 2015, a 47% decrease on a per unit basis from the first quarter of 2014. The decrease in per unit cash G&A expense is a result of a reduction in workforce and other cost reduction measures.

Net loss attributable to common shareholders for the three months ended March 31, 2015 was $20.2 million, or $0.38 per basic share. Adjusted net loss, a non-GAAP measure, for the three months ended March 31, 2015 was $5.7 million, or $0.11 per share.

EBITDAX from continuing operations, a non-GAAP measure, was $29.3 million for the first quarter of 2015.

Reconciliations of adjusted net income (loss) to GAAP income (loss) from continuing operations before income taxes, EBITDAX to GAAP net income (loss) and G&A to cash G&A for the three months ended March 31, 2015, as well as a discussion of the uses of each measure, are presented in the appendix of this release.

Production Results and Price Realizations

First quarter 2015 production volumes were 196.2 MMcfe/d, an increase of 61% over the first quarter of 2014, consisting of 127.8 MMcf/d of natural gas and 11.4 Mboe/d of oil, condensate and NGLs (including 2.1 Mboe/d of ethane). Oil, condensate and NGLs (including ethane) accounted for 35% of net production during the first quarter of 2015.

Including the effects of cash-settled derivatives, realized prices for the three months ended March 31, 2015 were $51.42 per barrel for oil and condensate, $2.92 per Mcf for natural gas, $26.21 per barrel for NGLs (C3+) and $6.70 per barrel for ethane. Before the effects of hedging, realized prices for the three months ended March 31, 2015 were $39.54 per barrel for oil and condensate, $2.46 per Mcf for natural gas, $23.25 per barrel for NGLs (C3+) and $6.58 per barrel for ethane.

First Quarter 2015 Capital Investments

For the first quarter of 2015, the company made operational capital investments of approximately $52.7 million, of which $42.1 million was used to fund Marcellus and Ohio Utica operations and $3.2 million was used to fund conventional drilling, water flood enhancement and facility upgrades in the Illinois Basin. Included in the Company’s first quarter operational capital investments is approximately $4.0 million related to the Moraine East Area pipeline project. The Company will be reimbursed for these expenditures during the second quarter of 2015. The Marcellus and Ohio Utica capital investment funded the drilling of 14.0 gross (7.6 net) wells, fracture stimulation of eight gross (3.5 net) wells, placing 13.0 gross (8.1 net wells) into sales and other projects related to drilling and completing wells in the Appalachian Basin. The company has released two rigs year to date and entered the second quarter of 2015 with a one-rig program in the Appalachian Basin.

Investments for leasing and property acquisition were $12.2 million and capitalized interest was $1.7 million for the first quarter of 2015. Capital expenditures by the company’s water service subsidiary, Keystone Clearwater Services, were $7.4 million for the first quarter of 2015. For the remainder of 2015, the company anticipates minimal capital expenditures related to leasing and Keystone Clearwater Services.

Operational Update

Note: Unless specifically stated otherwise in this operational update, all numbers are gross and all well results assume full ethane recovery.

Appalachian Basin – Legacy Butler Operated Area

In the Butler Operated Area, the company drilled seven gross (3.2 net) wells in the first quarter of 2015, with eight gross (3.5 net) wells fracture stimulated and seven gross (3.5 net) wells placed into sales. The company had nine gross (3.2 net) wells drilled and awaiting completion as of March 31, 2015.

During the first quarter of 2015, the company placed the two-well Burr pad into sales. The two wells on the Burr pad were drilled with an average lateral length of 5,240 feet and completed with an average sand concentration of approximately 2,000 pounds per foot. The two-well Burr pad produced at an average 5-day sales rate per well of approximately 10.5 MMcfe/d.

As previously announced, the company placed into sales the four-well Powell pad and the two-well Upper Devonian Burkett Hamilton pad. The four-well Powell pad was drilled with an average lateral length of approximately 5,500 feet and produced at an average 5-day sales rate per well of approximately 9.3 MMcfe/d, and went on to produce at an average 30-day sales rate per well of approximately 6.0 MMcfe/d.

The two wells on the Hamilton pad were drilled with an average lateral length of approximately 4,700 feet and produced at an average 5-day sales rate per well of approximately 7.8 MMcfe/d, and went on to produce at an average 30-day sales rate per well of approximately 5.0 MMcfe/d.

Appalachian Basin – Moraine East Area

In the Moraine East Area, the company has finished completion operations on the four-well Renick pad, consisting of three Marcellus wells and one Upper Devonian Burkett well. The four wells were drilled with an average lateral length of approximately 5,915 feet and were completed in an average of 40 stages. In addition, the four wells on the pad were completed with an average sand concentration of approximately 2,300 pounds per foot.

Appalachian Basin – Ohio Utica Warrior Prospects

In the Ohio Utica Warrior Prospects, the company’s most recent nine wells, the three-well Jenkins pad in Warrior North and the six-well J. Hall pad in Warrior South, were completed with increased sand concentrations and have performed above the company’s initial forecasts. As a result, the company is increasing its type curves for the Warrior North prospect and Warrior South prospect. The new type curves for Warrior North and Warrior South can be found in the company’s updated May 2015 corporate presentation.

Appalachian Basin – Midstream

To further diversify the company’s transportation and marketing outlets, Rex Energy has secured firm transportation for delivery of 130,000 MMbtu/d of gas to the Gulf Coast through projects with Dominion Transmission, Inc. and Texas Gas Transmission, LLC. Recently, the company leveraged these arrangements to enter into two gas supply agreements with separate LNG counterparties, to supply a total of 130,000 MMbtu/d of gas to their respective Freeport LNG projects for liquefaction.

Liquidity Update

As of March 31, 2015, the company had approximately $5.0 million of cash and $38.0 million of its $350 million borrowing base outstanding under its senior secured credit facility. In addition, during the first quarter of 2015, Rex Energy’s bank group unanimously approved an amendment to the company’s senior secured credit facility. The approved amendment includes a new senior secured debt to EBITDAX covenant of 3.0x and permanently removes the total debt to trailing twelve months EBITDAX covenant.

Second Quarter and Full Year 2015 Guidance

Rex Energy is providing its initial guidance for the second quarter of 2015 and increasing its previously issued guidance for the full year 2015. The company is increasing its full year 2015 production guidance by 8.0 MMcfe/d at the midpoint to 193.0 – 203.0 MMcfe/d from its previously announced guidance of 185.0 – 195.0 MMcfe/d The increase in full year production guidance is due to the better than expected performance of the company’s recently completed wells with increased sand concentrations.

	2Q2015	Full Year 2015
Production	199.0 – 205.0 MMcfe/d	193.0 – 203.0 MMcfe/d
Lease Operating Expense	$31.0 - $34.0 million	—
Cash G&A(1)	$6.5 - $7.5 million	—
Operational Capital Expenditures(2)	—	$135.0 - $145.0 million

(1)	Cash G&A guidance does not include G&A expenses related to Keystone Clearwater Solutions
(2)	Land acquisition expense and capitalized interest are not included in the operational capital expenditures budget

Conference Call Information

Management will host a live conference call and webcast on Wednesday, May 6, 2015 at 10:00 a.m. Eastern to review first quarter 2015 financial results and operational highlights. All financial results included in this release or discussed on the conference call are preliminary pending the completion by our independent auditors of the first quarter 2015 review. The telephone number to access the conference call is (866) 437-1772. Presentation slides containing reference materials for the call and webcast will be available on the company’s website, www.rexenergy.com, under the Investor Relations tab.

About Rex Energy Corporation

Rex Energy, headquartered in State College, Pennsylvania, is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the timing and nature of development plans; drilling and completion schedules; anticipated fracture stimulation activities; expected dates for placement of wells into sales; and our financial guidance for second quarter and full year 2015 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” or similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

*        *        *         *        *

For more information contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except Share and Per Share Data)

	March 31, 2015 (Unaudited)	December 31, 2014
ASSETS
Current Assets
Cash and Cash Equivalents	$4,964	$17,978
Accounts Receivable	33,386	43,936
Taxes Receivable	2	504
Short-Term Derivative Instruments	32,849	29,265
Inventory, Prepaid Expenses and Other	2,737	3,403
Assets Held for Sale	42,696	34,257

Total Current Assets	116,634	129,343
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	1,147,468	1,079,039
Unevaluated Oil and Gas Properties	335,279	322,413
Other Property and Equipment	46,732	46,361
Wells and Facilities in Progress	101,993	127,655
Pipelines	15,657	15,657

Total Property and Equipment	1,647,129	1,591,125
Less: Accumulated Depreciation, Depletion and Amortization	(395,337)	(366,917)

Net Property and Equipment	1,251,792	1,224,208
Deferred Financing Costs and Other Assets - Net	17,058	17,070
Equity Method Investments	17,692	17,895
Long-Term Derivative Instruments	10,040	4,904
Long-Term Deferred Tax Asset	8,301	8,301

Total Assets	$1,421,517	$1,401,721

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$45,116	$53,340
Current Maturities of Long-Term Debt	1,056	1,176
Accrued Liabilities	56,559	59,478
Short-Term Derivative Instruments	1,393	421
Current Deferred Tax Liability	8,301	8,301
Liabilities Related to Assets Held for Sale	31,519	25,115

Total Current Liabilities	143,944	147,831
Long-Term Derivative Instruments	4,086	2,377
Senior Secured Line of Credit and Long-Term Debt	38,137	251
8.875% Notes Due 2020	350,000	350,000
6.25% Senior Notes Due 2022	325,000	325,000
Premium on Senior Notes, Net	2,632	2,725
Other Deposits and Liabilities	3,812	4,018
Future Abandonment Cost	39,040	38,146

Total Liabilities	$906,651	$870,348

Stockholders’ Equity
Preferred Stock, $.001 par value per share, 100,000 shares authorized and 16,100 issued and outstanding on March 31, 2015 and December 31, 2014	$1	$1
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 55,266,519 shares issued and outstanding on March 31, 2015 and 54,174,763 shares issued and outstanding on December 31, 2014	54	54
Additional Paid-In Capital	620,782	617,826
Accumulated Deficit	(110,978)	(90,749)

Rex Energy Stockholders’ Equity	509,859	527,132
Noncontrolling Interests	5,007	4,241

Total Stockholders’ Equity	514,866	531,373

Total Liabilities and Owners’ Equity	$1,421,517	$1,401,721

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, Except per Share Data)

	Three Months Ending March 31,
	2015	2014
OPERATING REVENUE
Oil, Natural Gas and NGL Sales	$54,111	$81,299
Other Revenue	11	44

TOTAL OPERATING REVENUE	54,122	81,343
OPERATING EXPENSES
Production and Lease Operating Expense	29,052	20,033
General and Administrative Expense	9,651	9,562
Loss on Disposal of Asset	65	72
Impairment Expense	7,023	25
Exploration Expense	518	2,060
Depreciation, Depletion, Amortization and Accretion	26,126	19,723
Other Operating Expense	5,191	83

TOTAL OPERATING EXPENSES	77,626	51,558
INCOME (LOSS) FROM OPERATIONS	(23,504)	29,785
OTHER EXPENSE
Interest Expense	(12,017)	(6,933)
Gain (Loss) on Derivatives, Net	17,119	(9,750)
Other Income (Expense)	34	(37)
Loss on Equity Method Investments	(203)	(200)

TOTAL OTHER INCOME (EXPENSE)	4,933	(16,920)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(18,571)	12,865
Income Tax (Expense) Benefit	92	(4,110)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(18,479)	8,755
Income From Discontinued Operations, Net of Income Taxes	1,962	1,682

NET INCOME (LOSS)	(16,517)	10,437
Net Income Attributable to Noncontrolling Interests	1,297	1,569

NET INCOME (LOSS) ATTRIBUTABLE TO REX ENERGY	$(17,814)	$8,868

Preferred Stock Dividends	2,415	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(20,229)	$8,868

Earnings per common share:
Basic – Net Income (Loss) From Continuing Operations Attributable to Rex Energy Common Shareholders	$(0.38)	$0.17
Basic – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	0.01	0.00

Basic – Net Income (Loss) Attributable to Rex Energy Common Shareholders	$(0.37)	$0.17

Basic – Weighted Average Shares of Common Stock Outstanding	54,370	52,984
Diluted – Net Income (Loss) From Continuing Operations Attributable to Rex Energy Common Shareholders	$(0.38)	$0.17
Diluted – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	0.01	0.00

Diluted – Net Income (Loss) Attributable to Rex Energy Common Shareholders	$(0.37)	$0.17

Diluted – Weighted Average Shares of Common Stock Outstanding	54,370	53,503

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

UNAUDITED

	Three Months Ending March 31,
	2015	2014
Oil, Natural Gas, NGL and Ethane sales (in thousands):
Oil and condensate sales	$12,461	$23,306
Natural gas sales	28,286	40,100
Natural gas liquid sales (C3+)	12,119	17,893
Ethane sales	1,245	—
Cash-settled derivatives:
Crude oil	3,745	(421)
Natural gas	5,273	(3,339)
Natural gas liquids (C3+)	1,540	(1,485)
Ethane	22	—

Total oil, gas, NGL and ethane sales including cash settled derivatives	$64,691	$76,054

Production during the period:
Oil and condensate (Bbls)	315,174	250,409
Natural gas (Mcf)	11,502,917	7,663,368
Natural gas liquids (C3+) (Bbls)	521,203	305,143
Ethane (Bbls)	189,155	—

Total (Mcfe)[a]	17,656,109	10,996,680

Production – average per day:
Oil and condensate (Bbls)	3,502	2,782
Natural gas (Mcf)	127,810	85,149
Natural gas liquids (C3+) (Bbls)	5,791	3,390
Ethane (Bbls)	2,102	—

Total (Mcfe)[a]	196,179	122,185

Average price per unit:
Realized crude oil price per Bbl – as reported	$39.54	$93.07
Realized impact from cash settled derivatives per Bbl	11.88	(1.68)

Net realized price per Bbl	$51.42	$91.39

Realized natural gas price per Mcf – as reported	$2.46	$5.23
Realized impact from cash settled derivatives per Mcf	0.46	(0.43)

Net realized price per Mcf	$2.92	$4.80

Realized natural gas liquids (C3+) price per Bbl – as reported	$23.25	$58.64
Realized impact from cash settled derivatives per Bbl	2.96	(4.87)

Net realized price per Bbl	$26.21	$53.77

Realized ethane price per Bbl – as reported	$6.58	$—
Realized impact from cash settled derivatives per Bbl	0.12	—

Net realized price per Bbl	$6.70	$—

LOE/Mcfe	$1.65	$1.82
Cash G&A/Mcfe	$0.38	$0.72

[a]	Oil and natural gas liquids are converted at the rate of one barrel of oil equivalent to six Mcfe

REX ENERGY CORPORATION

COMMODITY DERIVATIVES – HEDGE POSITION AS OF 5/1/2015

	2015		2016
Oil Derivatives (Bbls)
Swap Contracts
Volume	10,000	(1)	—
Price	$95.76		$—
Collar Contracts
Volume	170,000		60,000
Ceiling	$62.97		$63.81
Floor	$52.68		$53.75
Collar Contracts with Short Puts
Volume	400,000		—
Ceiling	$72.50		$—
Floor	$65.00		$—
Short Put	$50.00		$—
Put Spread Contracts
Volume	60,000		120,000
Floor	$83.33		$65.00
Short Put	$73.08		$50.00
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	20,350,000	(2)	12,030,000	(3)
Price	$3.58		$3.68
Swaption Contracts
Volume	2,300,000		—
Price	$3.54		$—
Put Spread
Volume	3,900,000		2,100,000
Floor	$3.32		$3.00
Short Put	$2.56		$2.25
Collar Contracts
Volume	—		900,000
Ceiling	$—		$4.04
Floor	$—		$3.20
Collar Contracts with Short Puts
Volume	3,200,000		8,850,000
Ceiling	$3.92		$4.29
Floor	$3.34		$3.42
Short Put	$2.66		$2.66
Call Contracts
Volume	2,500,000		7,320,000
Ceiling	$3.95		$4.35

Natural Gas Liquids (Bbls)
Swap Contracts
Propane (C3)
Volume	438,000	255,000
Price	$29.40	$24.78
Butane (C4)
Volume	64,000	48,000
Price	$29.74	$31.63
Isobutane (IC4)
Volume	32,000	24,000
Price	$30.37	$31.88
Natural Gasoline (C5+)
Volume	112,000	120,000
Price	$48.26	$51.95
Ethane
Volume	253,500	120,000
Price	$8.40	$7.98
Natural Gas Basis (Mcf)
Swap Contracts
Dominion Appalachia[4]
Volume	7,140,000	12,500,000
Price	$(0.81)	$(0.80)

(1)	Includes 10,000 Bbls of call-protected swaps
(2)	Includes 5.2 Bcf of enhanced swaps
(3)	Includes 3.6 Bcf of enhanced swaps
(4)	Financial derivatives only

APPENDIX

REX ENERGY CORPORATION

NON-GAAP MEASURES

EBITDAX

“EBITDAX” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, DD&A, unrealized losses from financial derivatives, non-recurring gains and losses, exploration expenses and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives and gains on asset dispositions, added to net income. EBITDAX, as defined above, is used as a financial measure by our management team and by other users of its financial statements, such as our commercial bank lenders to analyze such things as:

•	Our operating performance and return on capital in comparison to those of other companies in our industry, without regard to financial or capital structure;

•	The financial performance of our assets and valuation of the entity without regard to financing methods, capital structure or historical cost basis;

•	Our ability to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) (the most directly comparable GAAP financial measure) in measuring our performance, nor should it be used as an exclusive measure of cash flows, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in our consolidated statements of cash flows.

We have reported EBITDAX because it is a financial measure used by our existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in our computations of EBITDAX. While we have disclosed EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

We believe that EBITDAX assists our lenders and investors in comparing our performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because we may borrow money to finance our operations, interest expense is a necessary element of our costs. In addition, because we use capital assets, DD&A are also necessary elements of our costs. Finally, we are required to pay federal and state taxes, which are necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, we believe it is important to consider both net income determined under GAAP and EBITDAX to evaluate our performance.

For purposes of consistency with current calculations, we have revised certain amounts relating to prior period EBITDAX. The following table presents a reconciliation of our net income to EBITDAX for each of the periods presented.

	Three Months Ended March 31,
($ in Thousands)	2015	2014
Net Income (Loss) From Continuing Operations	$(18,479)	$8,755
Add Back Non-Recurring Costs[1]	5,022	—
Add Back Depletion, Depreciation, Amortization and Accretion	26,126	19,723
Add Back Non-Cash Compensation Expense	2,961	1,650
Add Back Interest Expense	12,017	6,933
Add Back Impairment Expense	7,023	25
Add Back Exploration Expenses	518	2,060
Add Back Loss on Disposal of Assets	65	72
Add Back (Less) Loss (Gain) on Financial Derivatives	(17,119)	9,750
Add Back (Less) Cash Settlement of Derivatives	11,079	(4,877)
Add Back (Less) Income Tax Expense (Benefit)	(92)	4,110
Add Back Non-Cash Portion of Equity Method Investments	203	200

EBITDAX From Continuing Operations	$29,324	$48,401
Net Income From Discontinued Operations	$1,962	$1,682
Income Attributable to Noncontrolling Interests	(1,297)	(1,569)

Income From Discontinued Operations Attributable to Rex Energy	665	113
Add Back Depletion, Depreciation, Amortization and Accretion	39	701
Add Back Interest Expense	191	202
Less Gain on Disposal of Assets	(32)	—
Less Non-Cash Portion of Noncontrolling Interests	(79)	(364)
Add Back Income Tax Expense	435	82

Add EBITDAX From Discontinued Operations	$1,219	$734

EBITDAX (Non-GAAP)	$30,543	$49,135

[1]	Non-Recurring costs as of March 31, 2015 include approximately $5.0 million in fees incurred to terminate two drilling rig contracts earlier than their original term; the company has the option to recapture approximately 50% of the fees if the rig is utilized by the company or another party.

Adjusted Net Income

“Adjusted Net Income” means, for any period, the sum of net income (loss) from continuing operations before income taxes for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses, disposals of assets, impairment and other one-time or non-recurring charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits, added to net income. Adjusted Net Income is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Income is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy reports Adjusted Net Income because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Adjusted Net Income as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Adjusted Net Income.

The following table presents a reconciliation of Rex Energy’s net income from continuing operations to its adjusted net income for each of the periods presented ($ in thousands):

	For the Three Months Ended March 31,
	2015	2014
Income (Loss) From Continuing Operations Before Income Taxes, as reported	$(18,571)	$12,865
(Gain) Loss on Derivatives, Net	(17,119)	9,750
Cash Settlement of Derivatives	11,079	(4,877)

Add Back (Less) Unrealized (Gain) Loss from Financial Derivatives	(6,040)	4,873
Add Back Non-Recurring Costs[1]	5,022	—
Add Back Impairment Expense	7,023	25
Add Back Dry Hole Expense	1	(86)
Add Back Non-Cash Compensation Expense	2,961	1,650
Add Back (Less) (Gain) Loss on Disposal of Assets	65	72

Income (Loss) Before Income Taxes, adjusted	$(9,539)	$19,399
Less Income Tax (Expense) Benefit, adjusted[2]	3,816	(7,760)

Adjusted Net Income (Loss)	$(5,723)	$11,639

Basic – Adjusted Net Income Per Share	$(0.11)	$0.22

Basic – Weighted Average Shares of Common Stock Outstanding	54,370	52,984

[1]	Non-Recurring costs as of March 31, 2015 include approximately $5.0 million in fees incurred to terminate two drilling rig contracts earlier than their original term; the company has the option to recapture approximately 50% of the fees if the rig is utilized by the company or another party.
[2]	Assumes an effective tax rate of 40%

Cash General and Administrative Expenses

Cash General and Administrative Expenses (Cash G&A) is the difference between GAAP G&A and non-Cash G&A, which is primarily comprised of non-cash compensation expense. Rex Energy has reported Cash G&A because it believes that this measure is commonly reported and widely used by management and investors as an indicator of overhead efficiency without regard to non-cash expenditures, such as stock compensation. Cash G&A is not a calculation based on GAAP financial measures and should not be considered as an alternative to GAAP G&A in measuring the company’s performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Cash G&A as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both Cash G&A and GAAP G&A. The following table presents a reconciliation of Rex Energy’s GAAP G&A to its Cash G&A for each of the periods presented (in thousands):

	Three Months Ended March 31,
	2015	2014
GAAP G&A	$9,651	$9,562
Non-Cash Compensation Expense	(2,961)	(1,650)

Cash G&A	$6,690	$7,912